# 1st Quarter 2006

AIMCO

Apartment Investment and Management Company

Denver, Colorado — May 4, 2006
Apartment Investment and Management Company
Announces First Quarter 2006 Results
SUMMARY FINANCIAL RESULTS: Apartment Investment and Management Company (Aimco) (NYSE:AIV) announced first quarter 2006 results including:
▶	Net income of $84.1 million was up $82.1 million from $2.0 million in the first quarter 2005. Higher net income primarily reflects improved property operations of $21.7 million and includes higher gains on property sales, net of taxes, of $73.7 million. Earnings per share (EPS) was $0.63 on a diluted basis, compared with a loss of ($0.22) in the first quarter 2005.

▶	Funds from operations (diluted) (FFO) is a non-GAAP financial measure defined in the glossary in the Supplemental Information (the Glossary). FFO calculated in accordance with the definition prescribed by the National Association of Real Estate Investment Trusts (NAREIT) was $66.0 million, or $0.68 per share, compared with $59.5 million, or $0.63 per share, in the first quarter 2005. FFO before impairment and preferred redemption charges was $67.6 million, or $0.70 per share, exceeding the mid-point of guidance by $0.04 per share.

▶	Adjusted funds from operations (diluted) (AFFO; a non-GAAP financial measure defined in the Glossary) was $52.9 million, or $0.55 per share, compared with $47.8 million, or $0.51 per share, in the first quarter 2005. AFFO includes deductions of $0.15 and $0.16 per share for capital replacement expenditures in the first quarter 2006 and first quarter 2005, respectively.

▶	In the first quarter 2006, Aimco adopted the accounting requirement EITF 04-5. As a result, an additional 149 properties were consolidated in the GAAP financial statements for the first quarter 2006 that are not reflected in the first quarter 2005. Therefore, certain categories of revenues and expenses, as well as the minority interest in consolidated real estate partnerships, are higher in the first quarter 2006 in comparison with the first quarter 2005, due in part to the accounting change.
Diluted Per Share Results

	FIRST QUARTER
	2006	2005
Earnings (loss) — EPS	$0.63	($0.22)

Funds from operations — FFO	$0.68	$0.63

FFO before impairment and preferred redemption charges	$0.70	$0.67

Adjusted funds from operations — AFFO	$0.55	$0.51

Contact
Investor Relations 303.691.4350, Investor@Aimco.com
Jennifer Martin, Vice President-Investor Relations 303.691.4440

AIMCO 1st Quarter 2006	Page 1

Management Comments
Chairman and Chief Executive Officer Terry Considine comments: “It was a solid quarter: Property operations are improving and NOI has increased in each of the past seven quarters. We realized substantial profit from the sale of the South Tower at Flamingo South Beach. G&A is down from the fourth quarter and our balance sheet is stronger.”
Chief Financial Officer Tom Herzog adds: “Our first quarter FFO was $0.04 per share higher than the mid-point of guidance, which reflects continued strength and improvement in conventional property operations. Same store net operating income was $0.04 per share above the mid-point of guidance, driven by better than expected first quarter revenue and lower than expected expenses. We are establishing second quarter FFO guidance of $0.69 to $0.73 per share.”
Property Operations
CONVENTIONAL REAL ESTATE OPERATIONS — Conventional real estate operations include Aimco’s diversified portfolio of market rate apartment communities. At the end of the first quarter 2006, this portfolio had 509 properties with 145,851 units in which Aimco had a weighted average ownership of 82%. During the first quarter 2006, conventional real estate operations generated net operating income of $165.1 million.
“Same Store” Results
The Same Store portfolio is a sub-set of total conventional properties (see the Glossary). In the first quarter 2006, the Same Store portfolio included 448 communities with 106,327 effective units based on Aimco’s weighted average ownership of 82% (see Supplemental Schedules 6a through 7).
Comparing Same Store results in the first quarter 2006 with the first quarter 2005, total revenue increased $20.5 million, or 8.5%. The increase in revenue was generated by: higher occupancy, up 420 basis points from 90.3% to 94.5%; higher average rent, up $24 per unit, or 3.1%, from $765 per unit to $789 per unit; and lower bad debt, down $0.5 million to 0.7% of revenue. Same Store expenses of $114.8 million increased by $7.8 million, or 7.3%, compared with the first quarter 2005. Increased expenses were predominantly due to: higher utilities expense, due mostly to a 35% increase in natural gas cost; higher insurance expense; and higher property tax expense; all partially offset by lower contract services expenses. Same Store portfolio net operating income was $147.9 million for the first quarter 2006, up 9.4% from the first quarter 2005.
Same Store Operating Results

	FIRST QUARTER
	Year-over-year			Sequential

	2006	2005	Variance	4th Qtr	Variance
Same Store Operating Measures

Average Physical Occupancy	94.5%	90.3%	420 bp	94.5%	—

Average Rent Per Unit	$789	$765	3.1%	$784	0.6%

Total Same Store ($mm)

Revenue	$262.7	$242.2	8.5%	$259.9	1.1%

(1) Expenses	(114.8)	(107.0)	7.3%	(113.2)	1.5%

NOI ($mm)	$147.9	$135.2	9.4%	$146.7	0.8%

(1)	In the fourth quarter 2005, Same Store expenses included a $367,000 charge related to Hurricane Wilma. Excluding the effect of this charge, Same Store expenses and NOI would have shown a variance 1Q06 versus 4Q05 of 1.6% and 0.6%, respectively.

AIMCO 1st Quarter 2006	Page 2

Comparing Same Store results on a sequential basis, total revenue increased $2.9 million in the first quarter 2006 compared with the fourth quarter 2005, driven primarily by a $5 per unit increase in average rental rates, lower bad debt and higher utility reimbursement revenue. Expenses increased $1.7 million, primarily due to higher utilities expenses and property taxes, partially offset by lower unit turnover costs and lower repairs and maintenance expenses. Net operating income increased $1.2 million, or 0.8%, on a sequential basis.
Core Properties
Core properties (defined in the Glossary) offer the potential for higher long-term growth. Core operations are focused in 27 markets located predominantly in coastal states as well as the Rocky Mountain region and Chicago. In the first quarter 2006, core properties within the “Same Store” portfolio accounted for 57% of effective units, yet accounted for 72% of net operating income. The core “Same Store” properties had the following operating characteristics compared with non-core properties (defined in the Glossary): average rents of $944 per month versus $607 per month; average occupancy of 95.5% versus 93.5%; and an average operating margin of 59.7% versus 49.0%. The average rental rate growth for “Same Store” core versus non-core properties in the first quarter 2006 compared with the first quarter 2005 was 4.8% and 1.2%, respectively. See Supplemental Schedule 7 for additional information on core and non-core property operations.
AIMCO CAPITAL PROPERTY OPERATIONS — Aimco is among the largest owners and operators of affordable properties in the United States. Aimco Capital has been organized to oversee Aimco’s affordable property operations, asset management and transactional activities, and is led by a management team dedicated to this sector.
At the end of the first quarter 2006, Aimco’s owned affordable portfolio included 350 properties with 41,375 units in which Aimco had an average ownership of 39%. During the first quarter 2006, affordable property operations including property management generated net operating income of $18.3 million. On a year-over-year basis, first quarter average month-end occupancy for the owned and managed portfolio increased 140 basis points from 95.9% to 97.3%, and average rent per unit increased 4.8% from $666 to $698 per unit.
Portfolio Management and Redevelopment Activity
Acquisitions — Aimco did not acquire any properties in the first quarter 2006.
During the first quarter 2006, Aimco purchased additional limited partnership interests in 18 partnerships that own 68 properties for an aggregate of $0.4 million. See Supplemental Schedule 8 for additional information on acquisition activity.
Dispositions — Non-core sales: Aimco regularly reviews its portfolio to identify properties that do not meet its long-term investment criteria and are typically located in markets that Aimco seeks to exit. These properties are considered non-core and Aimco seeks to hold them over the intermediate term.
In the first quarter 2006, Aimco sold 17 non-core conventional properties and five affordable properties with 4,792 and 668 units, respectively. In addition, as announced February 18, 2006, Aimco sold the South Tower at its Flamingo South Beach property, a core property located in South Beach, Florida. The $151 million transaction included 562 residential units and rights to the property’s marina. The buyer also paid Aimco $5 million for the option to purchase the North and Central Towers at future dates. Gross proceeds from all property sales were $414 million (Aimco share $349 million). Aimco’s share of net proceeds after repayment of existing property debt and transaction costs was $172 million. See Supplemental Schedule 8 for additional information on disposition activity.
Gain on Dispositions — Aimco’s property dispositions resulted in gross gains on dispositions of real estate (including gains related to sales of unconsolidated entities and other and gains within discontinued operations), of $109.6 million for the first quarter 2006, compared with gains of $9.0 million for the first quarter 2005.
REDEVELOPMENT ACTIVITY — Aimco is actively reinvesting in and upgrading its portfolio through property redevelopments. At the end of the first quarter, Aimco had 22 active conventional projects and 22 active affordable projects. Aimco invested $34.4 million in conventional redevelopment during the first quarter and expects to invest $150 million to $200 million in conventional redevelopment projects during 2006. Affordable redevelopment project expenditures totaled

AIMCO 1st Quarter 2006	Page 3

$18.1 million in the first quarter, with these projects predominantly funded by third parties. Further information on redevelopment projects is provided in Supplemental Schedule 10.
ENTITLEMENT ACTIVITY — Aimco has additional development opportunities tied to successful property re-entitlement activity. During the first quarter entitlements progressed for several properties. In addition, plans were submitted to the City of Denver for three potential projects.
Additional Financial Information
PROPERTY MANAGEMENT INCOME — Income from property management is generated from the management of properties in which Aimco has unconsolidated interests. Income from consolidated properties is eliminated in Aimco’s consolidated GAAP financial statements. Property management net operating income was $2.5 million in the first quarter 2006 compared with $4.7 million in the first quarter 2005. As discussed on page one, as a result of adopting accounting requirement EITF 04-5, Aimco consolidated an additional 149 properties in the first quarter 2006, which reduced the reported amounts of property management revenues from unconsolidated properties. The economic benefit of the fees charged to consolidated properties is reflected in minority interest in consolidated real estate partnerships.
ACTIVITY FEE AND ASSET MANAGEMENT INCOME — Activity fees are generated from transactions (including tax credit redevelopments, syndications, dispositions, refinancings and partnership promotes) and are earned primarily by Aimco Capital. Aimco Capital earns asset management income from the financial management of partnerships, rather than property management of day-to-day operations. Activity fee and asset management net operating income from both conventional and Aimco Capital operations was $7.1 million in the first quarter 2006 compared with $5.4 million in the first quarter 2005, or $5.0 and $3.2 million net of the effective tax rate, respectively.
Included in activity fee and asset management income, Aimco received $1.9 million in “promote income” from an unconsolidated partnership. This income reflects provisions within the partnership agreement that reward the general partner for achieving financial returns to the limited partners in excess of established targets.
INTEREST INCOME — Interest income was $7.1 million for the first quarter 2006 compared with $7.4 million for the first quarter 2005. Interest income is earned in part from money market and interest bearing accounts as well as notes receivable from unconsolidated partnerships.
DEBT ACTIVITY — During the first quarter 2006, Aimco closed 11 property loans. Total proceeds were $371.7 million at a weighted average interest rate of 5.53%. After repayment of existing property debt, transaction costs and distributions to limited partners totaling $153.4 million, Aimco’s share of net proceeds was $218.3 million.
At quarter-end, Aimco’s corporate debt balance was reduced to $442.0 million from $617.0 million at year-end 2005 and carried an average interest rate of 6.33%. The balance on Aimco’s revolving credit facility totaled $42.0 million, leaving $380.5 million (after $27.5 million in outstanding letters of credit) in available capacity. Please refer to Schedule 5 of the Supplemental Information for more detail on debt activity.
As of March 31, 2006, Aimco had $6.7 billion total consolidated debt outstanding of which $1.85 billion was floating rate. The floating rate debt included $442 million corporate debt, $683 million floating rate property loans and $726 million of tax-exempt bonds. Aimco’s floating rate debt exposure to changes in interest rates is mitigated by: tax-exempt bonds, which move at approximately 0.68% for a 1.00% change in interest rates; the offsetting effect of floating rate assets such as cash and notes receivable; and interest capitalized on redevelopment properties. Based on Aimco’s proportionate share of quarter-end balances (see Supplemental Schedule 3), Aimco estimates its sensitivity to a 1% change in LIBOR to be $0.014 per share per quarter.
On March 22, 2006, Aimco amended its revolving line of credit and corporate term loan. Amendments: reduced the variable interest rate on the term loan to LIBOR plus 1.5%, an average reduction of 37.5 basis points; reduced the variable interest rate on the revolver by an expected 50 to 75 basis points, depending on Aimco’s leverage; and extended the maturities of the term loan to March 22, 2011 and the revolver to May 1, 2009.

AIMCO 1st Quarter 2006	Page 4

INTEREST EXPENSE — Consolidated interest expense was $102.3 million for the first quarter 2006 compared with $84.4 million for the first quarter 2005. The $17.9 million increase in interest expense was due primarily to: $11.2 million representing interest on property loans that were consolidated in 2006 as a result of adopting accounting requirement EITF 04-5; $3.7 million as a result of an increase in the average rates and balances on the corporate debt; and $3.0 million related to increased rates and balances on property debt net of higher capitalized interest.
STOCKHOLDERS’ EQUITY — As previously announced, Aimco redeemed all 2.53 million outstanding shares of its 10.1% Class Q Preferred Stock on March 19, 2006 for a redemption price per share of $25 plus unpaid dividends of $0.035 per share, for a total of $63.34 million. Aimco also redeemed all 2 million outstanding shares of its 8.5% Class X Preferred Stock on March 31, 2006 for a redemption price per share of $25 plus unpaid dividends of $0.53125 per share, for a total of $51.06 million.
As a result of adopting accounting requirement EITF 04-5, Aimco recorded a charge of $73.5 million in distributions in excess of earnings, a component of stockholders’ equity. The charge reflects cumulative net losses of certain properties that would have been recognized if the newly consolidated properties had been consolidated in prior periods. Substantially all of those losses are attributable to real estate depreciation.
G&A — General and administrative expenses for the first quarter 2006 of $22.7 million were up $1.8 million compared with $20.9 million in the first quarter 2005. The year-over-year increase is primarily due to accruals for incentive compensation based on first quarter results above the prior year.
Outlook
For the second quarter 2006, FFO is forecast in a range from $0.69 to $0.73 per share, before impairment and preferred redemption charges, and AFFO is forecast in a range from $0.45 to $0.49 per share.
For the full year 2006, FFO is forecast in a range from $2.81 to $2.97 per share, before impairment and preferred redemption charges, and AFFO is forecast in a range from $2.18 to $2.34 per share, unchanged from the estimate provided in February 2006. Please refer to the Outlook Schedule, which follows the Consolidated Financial Statements in this release, for more detail on the second quarter and full year 2006.
Dividends on Common Stock
As announced on May 2, 2006, the Aimco Board of Directors declared a quarterly cash dividend of $0.60 per share of Class A Common Stock for the quarter ended March 31, 2006, payable on May 31, 2006, to stockholders of record on May 19, 2006. The dividend represents 109% of AFFO (diluted) and 88% of FFO (diluted), on a per share basis, and a 5.1% annualized yield based on the $46.90 closing price of Aimco’s Class A Common Stock on March 31, 2006.
Earnings Conference Call
Please join Aimco management for the First Quarter 2006 earnings conference call to be held Thursday, May 4, 2006, at 1:00 p.m. Eastern time. You may join the conference call through an Internet audiocast via Aimco’s Website at http://www.aimco.com/CorporateInformation/About/Financial/1Q02006 then click on the Webcast link. Alternatively, you may join the conference call via telephone by dialing 866-510-0708 with passcode 43902495, or dialing 617-597-5377 for international callers. Please call approximately five minutes before the conference call is scheduled to begin. If you are unable to join the live conference call, you may access the replay for 30 days on Aimco’s Website or by dialing 888-286-8010 (617-801-6888 for international callers) and using passcode 60651958.

AIMCO 1st Quarter 2006	Page 5

Supplemental Information
The Supplemental Information referenced in this release is available at Aimco’s Website at the link http://www.aimco.com/CorporateInformation/About/Financial/1Q2006 or by calling Investor Relations at 303-691-4350.
Forward-looking Statements
This earnings release and Supplemental Information contain forward-looking statements, including statements regarding projected results and specifically forecasts of second quarter and full year 2006 results. These forward-looking statements are based on management’s judgment as of this date and include certain risks and uncertainties. Risks and uncertainties include, but are not limited to, Aimco’s ability to maintain current or meet projected occupancy, rent levels and Same Store results and Aimco’s ability to close transactions necessary to generate fee income as anticipated. Actual results may differ materially from those described in these forward-looking statements and, in addition, will be affected by a variety of risks and factors that are beyond the control of Aimco including, without limitation: natural disasters such as hurricanes; national and local economic conditions; the general level of interest rates; energy costs; the terms of governmental regulations that affect Aimco and interpretations of those regulations; the competitive environment in which Aimco operates; financing risks, including the risk that our cash flows from operations may be insufficient to meet required payments of principal and interest; real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets; insurance risk; acquisition and development risks, including failure of such acquisitions to perform in accordance with projections; the timing of acquisitions and dispositions; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; and possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by Aimco. Readers should carefully review Aimco’s financial statements and notes thereto, as well as the risk factors described in Aimco’s Annual Report on Form 10-K for the year ended December 31, 2005, and the other documents Aimco files from time to time with the Securities and Exchange Commission. These forward-looking statements reflect management’s judgment as of this date, and Aimco assumes no obligation to revise or update them to reflect future events or circumstances.
About Aimco
Aimco is a real estate investment trust headquartered in Denver, Colorado that owns and operates a geographically diversified portfolio of apartment communities through 19 regional operating centers. Aimco, through its subsidiaries, operates 1,337 properties, including approximately 234,000 apartment units, and serves approximately one million residents each year. Aimco’s properties are located in 47 states, the District of Columbia and Puerto Rico. Aimco common shares are included in the S&P 500.

AIMCO 1st Quarter 2006	Page 6

GAAP Income Statements
Consolidated Statements of Income
(in thousands, except per share data) (unaudited)

	Three Months Ended
	March 31,
	2006	2005
REVENUES:
Rental and other property revenues	$417,488	$337,864
Property management revenues, primarily from affiliates	3,030	6,664
Activity fees and asset management revenues, primarily from affiliates	9,539	8,017

Total revenues	430,057	352,545

EXPENSES:
Property operating expenses	200,858	163,746
Property management expenses	492	1,916
Activity and asset management expenses	2,432	2,608
Depreciation and amortization	113,940	93,277
General and administrative expenses	22,702	20,851
Other expenses (income), net	666	(633)

Total expenses	341,090	281,765

Operating income	88,967	70,780

Interest income	7,135	7,415
Recovery of (provision for) losses on notes receivable	(262)	1,592
Interest expense	(102,275)	(84,351)
Deficit distributions to minority partners	(2,251)	(1,406)
Equity in losses of unconsolidated real estate partnerships	(1,863)	(902)
Impairment losses related to real estate partnerships	(71)	(256)
Gain on dispositions of real estate related to unconsolidated entities and other	9,696	1,994

Loss before minority interests and discontinued operations	(924)	(5,134)

Minority interests:
Minority interest in consolidated real estate partnerships	6,326	3,146
Minority interest in Aimco Operating Partnership, preferred [a]	(1,798)	(1,812)
Minority interest in Aimco Operating Partnership, common [a]	1,988	2,765

Total minority interests	6,516	4,099

Income (loss) from continuing operations	5,592	(1,035)
Income from discontinued operations, net [b]	78,479	3,067

Net income	84,071	2,032
Net income attributable to preferred stockholders	24,054	22,869

Net income (loss) attributable to common stockholders	$60,017	$(20,837)

Weighted average number of common shares outstanding	95,183	93,448

Weighted average number of common shares and common share equivalents outstanding	95,183	93,448

Earnings (loss) per common share — basic:
Loss from continuing operations (net of income attributable to preferred stockholders)	$(0.19)	$(0.26)
Income from discontinued operations	0.82	0.04

Net income (loss) attributable to common stockholders	$0.63	$(0.22)

Earnings (loss) per common share — diluted:
Loss from continuing operations (net of income attributable to preferred stockholders)	$(0.19)	$(0.26)
Income from discontinued operations	0.82	0.04

Net income (loss) attributable to common stockholders	$0.63	$(0.22)

GAAP Income Statements
Notes to Consolidated Statements of Income
[a] The Aimco Operating Partnership is AIMCO Properties, L.P., the operating partnership in Aimco’s UPREIT structure
[b] Income from discontinued operations of consolidated properties is broken down as follows (in thousands):

	Three Months Ended
	March 31,
	2006	2005
Rental and other property revenues	$11,735	$42,307
Property operating expense	(6,981)	(21,694)
Other (expenses) income, net	(952)	(116)
Depreciation and amortization	(2,261)	(11,359)
Interest expense	(3,054)	(10,721)
Interest income	111	140
Minority interest in consolidated real estate partnerships	71	385

Loss from operations	(1,331)	(1,058)
Gain on dispositions of real estate, net of minority partners’ interest	99,925	6,974
Recovery of impairment losses (impairment losses) on real estate assets sold or held for sale	855	(1,956)
Recovery of deficit distributions (deficit distributions) to minority partners	14,424	(531)
Income tax arising from dispositions	(26,943)	(13)
Minority interest in Aimco Operating Partnership	(8,451)	(349)

Income from discontinued operations	$78,479	$3,067

GAAP Balance Sheets
Consolidated Balance Sheets
(in thousands)
(unaudited)

	March 31, 2006	December 31, 2005
ASSETS
Buildings and improvements	$9,668,850	$8,533,651
Land	2,356,444	2,277,385
Accumulated depreciation	(2,769,591)	(2,174,351)

NET REAL ESTATE	9,255,703	8,636,685
Cash and cash equivalents	224,327	161,730
Restricted cash	355,175	284,424
Accounts receivable	61,319	57,479
Accounts receivable from affiliates	21,953	43,070
Deferred financing costs	76,242	65,981
Notes receivable from unconsolidated real estate partnerships	39,832	177,218
Notes receivable from non-affiliates	52,847	23,760
Investment in unconsolidated real estate partnerships	59,554	167,799
Other assets	214,076	216,863
Deferred income tax asset, net	—	9,835
Assets held for sale	4,752	171,907

TOTAL ASSETS	$10,365,780	$10,016,751

LIABILITIES AND STOCKHOLDERS’ EQUITY
Property tax-exempt bond financing	$1,057,066	$1,050,509
Property loans payable	5,155,218	4,523,905
Term loans	400,000	400,000
Credit facility	42,000	217,000

TOTAL INDEBTEDNESS	6,654,284	6,191,414
Accounts payable	28,201	34,381
Accrued liabilities and other	384,516	421,225
Deferred income	99,213	46,996
Security deposits	42,914	38,269
Deferred income tax liability, net	9,432	—
Liabilities related to assets held for sale	5,779	132,955

TOTAL LIABILITIES	7,224,339	6,865,240

Minority interest in consolidated real estate partnerships	275,614	217,679
Minority interest in Aimco Operating Partnership	212,153	217,729

STOCKHOLDERS’ EQUITY
Class A Common Stock	972	957
Additional paid-in capital	3,128,531	3,081,706
Perpetual preferred stock	797,000	860,250
Convertible preferred stock	100,000	150,000
Distributions in excess of earnings	(1,363,546)	(1,350,899)
Notes due on common stock purchases	(9,283)	(25,911)

TOTAL STOCKHOLDERS’ EQUITY	2,653,674	2,716,103

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$10,365,780	$10,016,751

GAAP Statements of Cash Flows
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months	Three Months
	Ended	Ended
	March 31, 2006	March 31, 2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$84,071	$2,032
Depreciation and amortization	113,940	93,277
Adjustments to income from discontinued operations	(104,563)	6,836
Other adjustments to reconcile net income	10,023	271
Changes in operating assets and liabilities	8,455	699

Net cash provided by operating activities	111,926	103,115

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of real estate	—	(228,775)
Capital expenditures	(112,603)	(90,779)
Proceeds from dispositions of real estate	382,741	20,889
Cash from newly consolidated properties	22,432	1,067
Purchases of non-real estate related corporate assets	(1,826)	(1,705)
Purchases of partnership interests and other assets	(5,170)	(33,500)
Originations of notes receivable from unconsolidated real estate partnerships	(209)	(5,810)
Proceeds from repayment of notes receivable	1,662	5,346
Distributions received from investments in unconsolidated real estate partnerships	4,509	23,757
Other investing activities	(69)	1,508

Net cash provided (used in) by investing activities	291,467	(308,002)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from property loans	361,073	227,200
Principal repayments on property loans	(339,275)	(60,491)
Principal repayments on tax-exempt bond financing	(18,610)	(23,531)
Net borrowings (repayments) on term loans and revolving credit facility	(175,000)	207,300
Redemption of mandatorily redeemable preferred securities	—	(15,019)
Redemption of preferred stock	(113,250)	(31,250)
Proceeds from Class A Common Stock option exercises	38,867	451
Principal repayments received on notes due on Class A Common Stock purchases	16,450	3,989
Payment of Class A Common Stock dividends	(57,260)	(56,518)
Payment of preferred stock dividends	(22,844)	(21,050)
Contributions from minority interest	2,305	5,859
Payment of distributions to minority interest	(28,281)	(13,210)
Other financing activities	(4,971)	(4,557)

Net cash provided by (used in) financing activities	(340,796)	219,173

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	62,597	14,286
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	161,730	105,343

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$224,327	$119,629

Outlook and Forward Looking Statement
Second Quarter and Full Year 2006
(unaudited)
This earnings release and Supplemental Information contain forward-looking statements, including statements regarding projected results and specifically forecasts of second quarter and full year 2006 results. These forward-looking statements are based on management’s judgment as of this date and include certain risks and uncertainties. Risks and uncertainties include, but are not limited to, Aimco’s ability to maintain current or meet projected occupancy, rent levels and Same Store results and Aimco’s ability to close transactions necessary to generate fee income as anticipated. Actual results may differ materially from those described in these forward-looking statements and, in addition, will be affected by a variety of risks and factors that are beyond the control of Aimco including, without limitation: natural disasters such as hurricanes; national and local economic conditions; the general level of interest rates; energy costs; the terms of governmental regulations that affect Aimco and interpretations of those regulations; the competitive environment in which Aimco operates; financing risks, including the risk that our cash flows from operations may be insufficient to meet required payments of principal and interest; real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets; insurance risk; acquisition and development risks, including failure of such acquisitions to perform in accordance with projections; the timing of acquisitions and dispositions; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; and possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by Aimco. Readers should carefully review Aimco’s financial statements and notes thereto, as well as the risk factors described in Aimco’s Annual Report on Form 10-K for the year ended December 31, 2005 and the other documents Aimco files from time to time with the Securities and Exchange Commission. These forward-looking statements reflect management’s judgment as of this date, and Aimco assumes no obligation to revise or update them to reflect future events or circumstances.

	Second Quarter 2006	Full Year 2006
GAAP Earnings per share (1)	-$0.21 to -$0.17	$0.06 to $0.22
Add: Depreciation and other	$0.90	$2.75
FFO per share (2)	$0.69 to $0.73	$2.81 to $2.97	(5)
AFFO per share	$0.45 to $0.49	$2.18 to $2.34	(5)

2006 Same Store Operating Assumptions:
Weighted average daily occupancy	94% to 95%	94% to 95%	(5)
NOI change — sequential	0.6% to 1.0%
NOI change — 2006 vs. 2005	7.0% to 8.0%	6.5% to 7.5%	(5)

Gross dispositions (3)		$850M to $1,050M	(Aimco share $675M - $800M)

Gross acquisitions (4)		$70M to $80M
(1) Aimco’s earnings per share guidance does not include estimates for (i) unrecognized gains on dispositions or impairment losses due to the unpredictable timing of transactions or (ii) unrecognized deferred costs on early repayment of debt or redemption related preferred stock issuance charges.
(2) FFO per share represents FFO before impairments and redemption related preferred stock issuance charges. Redemption related preferred stock issuance charges were $0.02 per share in the first quarter of 2006 and are expected to be $0.04 per share in the third quarter.
(3) Aimco anticipates gross sales proceeds of $850 to $1,050 million for 2006 ($665 to $775 million related to conventional properties and $185 to $275 million related to affordable properties). Aimco share of proceeds is expected to be $675 to $800 million ($600 to $685 million related to conventional properties and $75 to $115 million related to affordable properties). Aimco estimates that its share of cash from these dispositions, net of mortgage debt and third-party equity interests, will be $350 to $450 million ($300 to $375 million related to conventional properties and $50 to $75 million related to affordable properties).
(4) Gross acquisitions include property acquisitions and limited partnership acquisitions.
(5) As provided on February 9, 2006.

PAGE

3	Schedule 1	—	Funds From Operations and Adjusted Funds From Operations
5	Schedule 2a	—	Business Component Proportionate Income Statement Presentation, 1Q
7	Schedule 3	—	Business Component Proportionate Balance Sheet Presentation
8	Schedule 4	—	Share Data
9	Schedule 5	—	Selected Debt Information
11	Schedule 6a	—	Same Store Sales (1Q 2006 v. 1Q 2005)
12	Schedule 6b	—	Same Store Sales (1Q 2006 v. 4Q 2005)
13	Schedule 7	—	Selected Portfolio Performance Data
14	Schedule 8	—	Property Sales and Acquisitions Activity
15	Schedule 9	—	Capital Expenditures
16	Schedule 10	—	Summary of Redevelopment Activity
17	Schedule 11	—	Apartment Unit Summary
18	Glossary

Supplemental Schedule 1
Funds From Operations and Adjusted Funds From Operations
(in thousands, except per share data) (unaudited)

	Three Months Ended
	March 31,
	2006	2005
Net income (loss) attributable to common stockholders [a]	$60,017	$(20,837)
Adjustments:
Depreciation and amortization [b]	113,940	93,277
Depreciation and amortization related to non-real estate assets	(4,730)	(3,791)
Depreciation of rental property related to minority partners’ interest [c]	(16,161)	(9,516)
Depreciation of rental property related to unconsolidated entities	668	5,958
Gain on dispositions of real estate related to unconsolidated entities and other	(9,696)	(1,994)
Gain on dispositions of non-depreciable assets	5,700	675
Deficit distributions to minority partners [d]	2,251	1,406
Discontinued operations:
Gain on dispositions of real estate, net of minority partners’ interest [c]	(99,925)	(6,974)
Depreciation of rental property, net of minority partners’ interest [c]	1,994	9,987
Recovery of deficit distributions (deficit distributions) to minority partners [d]	(14,424)	531
Income tax arising from disposals	26,943	13
Minority interest in Aimco Operating Partnership’s share of above adjustments	(646)	(9,300)
Preferred stock dividends	21,480	21,746
Redemption related preferred stock issuance costs	2,574	1,123

Funds From Operations	89,985	82,304
Preferred stock dividends	(21,480)	(21,746)
Redemption related preferred stock issuance costs	(2,574)	(1,123)
Dividends/distributions on dilutive preferred securities	62	41

Funds From Operations Attributable to Common Stockholders — Diluted	$65,993	$59,476
Impairment losses related to real estate partnerships [e]	71	256
(Recovery of impairment losses) impairment losses on real estate assets sold or held for sale [e]	(855)	1,956
Redemption related preferred stock issuance costs [f]	2,574	1,123
Minority interest in Aimco Operating Partnership’s share of above adjustments	(176)	(346)

Funds From Operations Attributable to Common Stockholders — Diluted (excluding impairment losses and redemption related preferred stock issuance costs)	67,607	62,465
Capital Replacements	(16,220)	(16,369)
Minority interest in Aimco Operating Partnership’s share of Capital Replacements	1,593	1,699
Dividends/distributions on non-dilutive preferred securities	(62)	(41)

Adjusted Funds From Operations Attributable to Common Stockholders — Diluted	$52,918	$47,754

Funds From Operations:
Weighted average common shares, common share equivalents and dilutive preferred securities outstanding:
Common shares and equivalents [g]	96,539	93,782
Dilutive preferred securities	96	74

	96,635	93,856

Funds From Operations (excluding impairment losses and redemption related preferred stock issuance costs):
Weighted average common shares, common share equivalents and dilutive preferred securities outstanding:
Common shares and equivalents [g]	96,539	93,782
Dilutive preferred securities	96	74

	96,635	93,856

Adjusted Funds From Operations:
Weighted average common shares, common share equivalents and dilutive preferred securities outstanding:
Common shares and equivalents [g]	96,539	93,782
Dilutive preferred securities	—	—

	96,539	93,782

Per Share:
Funds From Operations — Diluted	$0.68	$0.63
Funds From Operations — Diluted (excluding impairment losses and redemption related preferred stock issuance costs)	$0.70	$0.67
Adjusted Funds From Operations — Diluted	$0.55	$0.51
Dividends Declared	$0.60	$0.60

Supplemental Schedule 1 (continued)
Notes to Funds From Operations and Adjusted Funds From Operations
[a] Represents Aimco’s numerator for earnings per common share calculated in accordance with GAAP.
[b] Includes amortization of management contracts where Aimco is the general partner. Such management contracts were established in certain instances where Aimco acquired a general partner interest in either a consolidated or an unconsolidated partnership. Because the recoverability of these management contracts depends primarily on the operations of the real estate owned by the limited partnerships, Aimco believes it is consistent with NAREIT’s April 1, 2002 White Paper to add back such amortization, as the White Paper directs the add back of amortization of assets uniquely significant to the real estate industry.
[c] “Minority partners’ interest” means minority interest in our consolidated real estate partnerships.
[d] In accordance with GAAP, deficit distributions to minority partners are charges recognized in Aimco’s income statement when cash is distributed to a non-controlling partner in a consolidated real estate partnership in excess of the positive balance in such partner’s capital account, which is classified as minority interest on the balance sheet. Aimco records these charges for GAAP purposes even though there is no economic effect or cost. Deficit distributions to minority partners occur when the fair value of the underlying real estate exceeds its depreciated net book value because the underlying real estate has appreciated or maintained its value. As a result, the recognition of expense for deficit distributions to minority partners represents, in substance, either (1) recognition of depreciation previously allocated to the non-controlling partner or (2) a payment related to the non-controlling partner’s share of real estate appreciation. Based on White Paper guidance that requires real estate depreciation and gains to be excluded from FFO, Aimco adds back deficit distributions and subtracts related recoveries in its reconciliation of net income to FFO.
[e] On October 1, 2003, NAREIT clarified its definition of FFO to include impairment losses, which previously had been added back to calculate FFO. Although Aimco’s presentation conforms with the NAREIT definition, Aimco considers such approach to be inconsistent with the treatment of gains on dispositions of real estate, which are not included in FFO. Aimco no longer adds back impairment losses when computing FFO in accordance with this clarification. As a result, FFO for the three months ended March 31, 2006 includes $0.8 million of net impairment recoveries. FFO for the three months ended March 31, 2005 includes $2.2 million of net impairment losses.
[f] In accordance with the Securities and Exchange Commission’s July 31, 2003 interpretation of the Emerging Issues Task Force Topic D-42, Aimco includes redemption related preferred stock issuance costs in FFO. As a result, FFO for the three months ended March 31, 2006 and 2005 includes issuance costs of $2.6 million and $1.1 million, respectively.
[g] Represents Aimco’s denominator for earnings per common share — diluted calculated in accordance with GAAP plus additional common share equivalents that are dilutive for FFO/AFFO.

Supplemental Schedule 2
Business Component Proportionate Income Statement Presentation
For the Three Months Ended March 31, 2006
(in thousands) (unaudited)

		Proportionate		Proportionate				Proportionate
	Aimco	Share of	Minority	Consolidated				Consolidated
	GAAP Income	Unconsolidated	Partners'	Income		Aimco		Income
	Statement	Partnerships	Interest	Statement	Conventional	Capital	Corporate	Statement
Revenues:
Rental and other property revenues:
Same Store properties (1) (2)	$311,308	$470	$(49,058)	$262,720	$262,720	$—	$—	$262,720
Acquisition properties (1)	6,490	1,324	(146)	7,668	7,668	—	—	7,668
Redevelopment properties (1)	26,013	—	(3,954)	22,059	22,059	—	—	22,059
Disposition properties (3)	—	44	—	44	44	—	—	44
Other properties (1)	10,899	1,188	(1,621)	10,466	10,466	—	—	10,466
Affordable properties (1)	62,778	4,559	(31,297)	36,040	—	36,040	—	36,040

Total rental and other property revenues	417,488	7,585	(86,076)	338,997	302,957	36,040	—	338,997
Property management revenues, primarily from affiliates	3,030	(319)	—	2,711	1,232	1,479	—	2,711
Activity fees and asset management revenues, primarily from affiliates	9,539	—	—	9,539	2,159	7,380	—	9,539

Total revenues	430,057	7,266	(86,076)	351,247	306,348	44,899	—	351,247

Expenses:
Property operating expenses:
Same Store properties (2)	139,480	224	(24,910)	114,794	114,794	—	—	114,794
Acquisition properties	2,828	483	(81)	3,230	3,230	—	—	3,230
Redevelopment properties	12,106	—	(2,080)	10,026	10,026	—	—	10,026
Disposition properties	—	27	—	27	27	—	—	27
Other properties	6,043	584	(771)	5,856	5,856	—	—	5,856
Affordable properties	33,925	2,407	(16,556)	19,776	—	19,776	—	19,776
Casualties	(2,008)	12	1,005	(991)	(1,061)	70	—	(991)
Property management expenses (consolidated properties)	8,484	—	(4,378)	4,106	4,979	(873)	—	4,106

Total property operating expenses	200,858	3,737	(47,771)	156,824	137,851	18,973	—	156,824
Property management expenses (unconsolidated and third party properties)	492	—	—	492	234	258	—	492
Activity and asset management expenses	2,432	—	—	2,432	—	2,432	—	2,432
Depreciation and amortization	113,940	668	(16,161)	98,447	87,186	11,261	—	98,447
General and administrative expenses	22,702	38	(1,342)	21,398	8,188	4,115	9,095	21,398
Other expenses (income), net	666	3,041	(4,522)	(815)	317	(1,132)	—	(815)

Total expenses	341,090	7,484	(69,796)	278,778	233,776	35,907	9,095	278,778

Operating income	88,967	(218)	(16,280)	72,469	72,572	8,992	(9,095)	72,469
Interest income:
General partner loan interest	1,628	(70)	5,258	6,816	4,415	2,401	—	6,816
Money market and interest bearing accounts	5,368	168	(1,207)	4,329	1,397	778	2,154	4,329
Accretion on discounted notes receivable	139	—	—	139	—	139	—	139

Total interest income	7,135	98	4,051	11,284	5,812	3,318	2,154	11,284
Provision for losses on notes receivable	(262)	—	—	(262)	(91)	(171)	—	(262)
Interest expense:
Property debt (primarily non-recourse)	(96,872)	(1,760)	19,114	(79,518)	(72,575)	(6,943)	—	(79,518)
Lines of credit	(11,558)	—	—	(11,558)	—	—	(11,558)	(11,558)
Capitalized interest	6,155	17	(559)	5,613	5,356	257	—	5,613

Total interest expense	(102,275)	(1,743)	18,555	(85,463)	(67,219)	(6,686)	(11,558)	(85,463)
Deficit distributions to minority partners	(2,251)	—	—	(2,251)	(1,050)	(1,201)	—	(2,251)
Equity in losses of unconsolidated real estate partnerships	(1,863)	1,863	—	—	—	—	—	—
Impairment losses related to real estate partnerships	(71)	—	—	(71)	—	(71)	—	(71)
Gain on dispositions of real estate related to unconsolidated entities and other	9,696	—	—	9,696	6,494	3,202	—	9,696

Income before minority interests and discontinued operations	(924)	—	6,326	5,402	16,518	7,383	(18,499)	5,402
Minority interests:
Minority interest in consolidated real estate partnerships	6,326	—	(6,326)	—	—	—	—	—
Minority interest in Aimco Operating Partnership	190	—	—	190	6,079	2,717	(8,606)	190

Total minority interests	6,516	—	(6,326)	190	6,079	2,717	(8,606)	190

Income from continuing operations	5,592	—	—	5,592	22,597	10,100	(27,105)	5,592
Income (loss) from discontinued operations, net	78,479	—	—	78,479	78,068	411	—	78,479

Net income	$84,071	$—	$—	$84,071	$100,665	$10,511	$(27,105)	$84,071

(1)	See definitions and descriptions in Glossary

(2)	Same store amounts in this schedule may differ from the same store amounts in Schedules 6a-6b. Any such differences are the result of (a) certain variations in the treatment of intercompany eliminations in GAAP versus non-GAAP measures and (b) the effect of changing ownership percentages over time due to Aimco’s acquisition of additional partnership interests.

(3)	Includes unconsolidated properties that were sold during the period. Consolidated properties that have sold or have been classified as held for sale are included within income from discontinued operations.

Supplemental Schedule 2
Business Component Proportionate Income Statement Presentation
For the Three Months Ended March 31, 2006
(in thousands) (unaudited)

	Proportionate				Proportionate
	Consolidated				Consolidated
	Income		Aimco		Income
	Statement	Conventional	Capital	Corporate	Statement
Reconciliation of Net Income to FFO, AFFO and FCF:
Net income (see above)	$84,071	$100,665	$10,511	$(27,105)	$84,071
Proportionate share of depreciation and amortization	98,447	87,186	11,261	—	98,447
Depreciation and amortization related to non-real estate assets	(4,730)	(3,415)	(1,315)	—	(4,730)
Deficit distributions to minority partners	2,251	1,050	1,201	—	2,251
Gain on dispositions of real estate related to unconsolidated entities and other	(9,696)	(6,494)	(3,202)	—	(9,696)
Gain on dispositions of non-depreciable assets	5,700	5,700	—	—	5,700
Discontinued operations	(85,412)	(84,171)	(1,241)	—	(85,412)
Minority interest in Aimco Operating Partnership’s share of adjustments	(646)	14	(660)	—	(646)
Preferred stock dividends	(21,480)	—	—	(21,480)	(21,480)
Redemption related preferred stock issuance costs	(2,574)	—	—	(2,574)	(2,574)
Dividends/distributions on dilutive preferred securities	62	—	—	62	62

FFO Attributable to Common Stockholders — Diluted	65,993	100,535	16,555	(51,097)	65,993

Capital Replacements	(16,220)	(14,682)	(1,538)	—	(16,220)
Impairment losses related to real estate partnerships	71	—	71	—	71
(Recovery of impairment losses) impairment losses on real estate assets sold or held for sale	(855)	(1,058)	203	—	(855)
Redemption related preferred stock issuance costs	2,574	—	—	2,574	2,574
Minority interest in Aimco Operating Partnership’s share of adjustments	1,417	1,312	105	—	1,417
Dividends/distributions on non-dilutive preferred securities	(62)	—	—	(62)	(62)

AFFO Attributable to Common Stockholders — Diluted	52,918	86,107	15,396	(48,585)	52,918

Interest expense	85,463	67,219	6,686	11,558	85,463
Discontinued operations	11,117	10,903	214	—	11,117
Gain on dispositions of non-depreciable assets	(5,700)	(5,700)	—	—	(5,700)
Preferred stock dividends	21,480	—	—	21,480	21,480
Depreciation and amortization related to non-real estate assets	4,730	3,415	1,315	—	4,730
Minority interest in Aimco Operating Partnership	(190)	(6,079)	(2,717)	8,606	(190)
Minority interest in Aimco Operating Partnership’s share of adjustments	(771)	(1,326)	555	—	(771)

FCF	$169,047	$154,539	$21,449	$(6,941)	$169,047

FCF Breakdown:
Real estate	165,953
Property management	2,219
Activity and asset management	7,107
Interest income	11,284
Provision for losses on notes receivable	(262)
General and administrative expenses	(21,398)
Other (expenses) income, net	815
Discontinued operations	3,329

Total FCF	$169,047

Reconciliation of Net Income to FFO, AFFO and FCF:

	For the Three Months Ended March 31, 2006
	FFO	AFFO	FCF
Net income	$84,071	$84,071	$84,071
Total interest expense after minority partners’ share	—	—	85,463
Preferred stock dividends	(21,480)	(21,480)	—
Redemption related preferred stock issuance costs	(2,574)	—	—
Proportionate share of depreciation and amortization	98,447	98,447	98,447
Depreciation and amortization related to non-real estate assets	(4,730)	(4,730)	—
Gain on dispositions of real estate related to unconsolidated entities and other	(9,696)	(9,696)	(9,696)
Gain on dispositions of non-depreciable assets	5,700	5,700	—
Impairment losses related to real estate partnerships	—	71	71
Discontinued operations:
Minority interest in Aimco operating partnership and interest expense, net of minority partners’ interest	—	—	11,117
Depreciation of rental property, net of minority partners’ interest	1,994	1,994	1,994
Gain on dispositions of real estate, net of minority partners’ interest	(99,925)	(99,925)	(99,925)
Recovery of impairment losses on real estate assets sold or held for sale	—	(855)	(855)
Recovery of deficit distributions to minority partners	(14,424)	(14,424)	(14,424)
Income tax arising from dispositions	26,943	26,943	26,943
Deficit distributions to minority partners	2,251	2,251	2,251
Capital Replacements	—	(16,220)	(16,220)
Dividends/distributions on dilutive preferred securities	62	—	—
Minority interest in Aimco Operating Partnership’s share of above adjustments	(646)	771	—
Minority interest in Aimco Operating Partnership	—	—	(190)

Total	$65,993	$52,918	$169,047

Supplemental Schedule 3
Business Component Proportionate Balance Sheet Presentation
As of March 31, 2006
(in thousands) (unaudited)

	Consolidated	Total						Total
	GAAP	Proportionate		Proportionate				Proportionate
	Balance Sheet	Share of	Minority	Consolidated				Consolidated
	as of	Unconsolidated	Partners'	Balance		Aimco		Balance
	March 31, 2006	Partnerships [a]	Interest [b]	Sheet [c]	Conventional	Capital	Corporate	Sheet [c]
ASSETS
Buildings and improvements	$9,668,850	$92,142	$(1,900,584)	$7,860,408	$7,194,200	$666,208	$—	$7,860,408
Land	2,356,444	20,315	(155,520)	2,221,239	2,129,491	91,748	—	2,221,239
Accumulated depreciation	(2,769,591)	(35,007)	1,034,597	(1,770,001)	(1,605,309)	(164,692)	—	(1,770,001)

NET REAL ESTATE	9,255,703	77,450	(1,021,507)	8,311,646	7,718,382	593,264	—	8,311,646
Cash and cash equivalents	224,327	4,733	(80,087)	148,973	107,127	41,846	—	148,973
Restricted cash	355,175	6,424	(105,023)	256,576	169,237	87,339	—	256,576
Accounts receivable	61,319	462	—	61,781	41,211	20,570	—	61,781
Accounts receivable from affiliates	21,953	—	—	21,953	1,972	19,981	—	21,953
Deferred financing costs	76,242	—	—	76,242	59,970	16,272	—	76,242
Notes receivable from unconsolidated real estate partnerships	39,832	—	—	39,832	7,145	32,687	—	39,832
Notes receivable from non-affiliates	52,847	—	—	52,847	18,094	34,753	—	52,847
Investment in unconsolidated real estate partnerships	59,554	(2,841)	—	56,713	18,253	38,460	—	56,713
Other assets	214,076 [d]	14,943	—	229,019	116,012	113,007	—	229,019
Assets held for sale	4,752	—	—	4,752	155	4,597	—	4,752

TOTAL ASSETS	$10,365,780	$101,171	$(1,206,617)	$9,260,334	$8,257,558	$1,002,776	$—	$9,260,334

LIABILITIES AND STOCKHOLDERS’ EQUITY
Property tax-exempt bond financing	$1,057,066	$151	$(70,018)	$987,199	$964,796	$22,403	$—	$987,199
Property loans payable	5,155,218	90,136	(1,044,639)	4,200,715	3,766,578	434,137	—	4,200,715
Term loans	400,000	—	—	400,000	—	—	400,000	400,000
Credit facility	42,000	—	—	42,000	—	—	42,000	42,000

TOTAL INDEBTEDNESS	6,654,284	90,287	(1,114,657)	5,629,914	4,731,374	456,540	442,000	5,629,914
Accounts payable	28,201	10,884	—	39,085	28,746	10,339	—	39,085
Accrued liabilities and other	384,516	—	—	384,516	216,562	167,954	—	384,516
Deferred income	99,213	—	—	99,213	94,779	4,434	—	99,213
Security deposits	42,914	—	—	42,914	36,810	6,104	—	42,914
Deferred income tax liability, net	9,432	—	—	9,432	9,432	—	—	9,432
Liabilities related to assets held for sale	5,779	—	—	5,779	40	5,739	—	5,779

TOTAL LIABILITIES	7,224,339	101,171	(1,114,657)	6,210,853	5,117,743	651,110	442,000	6,210,853

Minority interest in consolidated real estate partnerships	275,614	—	(91,960)	183,654	249,759	(66,105)	—	183,654
Minority interest in Aimco Operating Partnership	212,153	—	—	212,153	—	—	212,153	212,153

NET OPERATING ASSETS		$—	$—	$2,653,674	$2,890,056	$417,771	$(654,153)	$2,653,674

STOCKHOLDERS’ EQUITY
Class A Common Stock	972
Additional paid-in capital	3,128,531
Perpetual preferred stock	797,000
Convertible preferred stock	100,000
Distributions in excess of earnings	(1,363,546)
Notes due on common stock purchases	(9,283)

TOTAL STOCKHOLDERS’ EQUITY	2,653,674

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$10,365,780

[a]	Total of Aimco’s proportionate share of selected unconsolidated balance sheet data.

[b]	Total of minority partners’ share of selected balance sheet data. Additionally, minority partners’ share of notes receivable is $230.4 million.

[c]	Aimco’s proportionate consolidated balance sheet, which includes the GAAP balance sheet as of March 31, 2006, plus Aimco’s proportionate share of selected unconsolidated and less minority partners’ share of selected balance sheet data.

[d]	Other assets includes $81.9 million related to goodwill and $12.2 million related to investment in management contracts.

Supplemental Schedule 4
Share Data
As of March 31, 2006
(in thousands)
(unaudited)

				Shares/Units	Current Quarter		Current Quarter		Current Quarter
				Outstanding	Weighted Average		Weighted Average		Weighted Average
	Redemption			At March 31,	Outstanding Shares		Outstanding Shares		Outstanding Shares
	Date (1)	Coupon	Amount	2006	(EPS)		(FFO)		(AFFO)
Class A Common Stock				97,191	95,183	(2)	95,183	(2)	95,183	(2)
Common stock equivalents				—	—		1,356		1,356
Common Partnership Units and equivalents				10,287	—		—		—

Total				107,478	95,183		96,539		96,539

Perpetual Preferred Stock (3):
Class G	7/15/2008	9.375%	$101,250	4,050	—		—		—
Class R	7/20/2006	10.00%	173,500	6,940	—		—		—
Class T	7/31/2008	8.00%	150,000	6,000	—		—		—
Class U	3/24/2009	7.75%	200,000	8,000	—		—		—
Class V	9/29/2009	8.00%	86,250	3,450	—		—		—
Class Y	12/21/2009	7.875%	86,250	3,450	—		—		—

Total perpetual preferred stock			797,250	31,890	—		—		—

Convertible Preferred Stock:
Class W (4)	9/30/2007	8.10%	100,000	1,905	—		—		—

Total convertible preferred stock			100,000	1,905	—		—		—

Preferred Partnership Units (5)		8.05%	89,922	3,286	—		96		—

Total preferred securities			$987,172	37,081	—		96		—

Total common, common equivalents and dilutive securities					95,183		96,635		96,539

(1)	The redemption date is the date the securities are first eligible for redemption by Aimco.

(2)	Includes a deduction of 1,210 for non-recourse shares and unvested restricted stock.

(3)	Preferred stock amounts are shown gross of any eliminations necessary for the GAAP Consolidated Balance Sheet.

(4)	Conversion ratio for Class W is 1.0.

(5)	Coupon is based on a weighted average.

Supplemental Schedule 5
Selected Debt Structure and Maturity Data
As of March 31, 2006
(dollars in thousands)
(unaudited)
I. Debt Balances and Data

					Weighted
		Proportionate			Average
		Share of	Minority	Total Aimco	Maturity	Weighted
Debt	Consolidated	Unconsolidated	Interest	Share	(years)	Average Rate

Property Debt (primarily non-recourse):

Conventional Portfolio:
Fixed rate loans payable	$3,747,311	$39,915	$(625,840)	$3,161,386	11.3	6.64%
Floating rate loans payable	672,290	—	(67,098)	605,192	2.5	5.45%

Total property loans payable:	4,419,601	39,915	(692,938)	3,766,578	9.9	6.45%

Fixed rate tax-exempt bonds	254,227	—	(10,094)	244,133	17.5	5.93%
Floating rate tax-exempt bonds	726,081	—	(5,418)	720,663	11.4	3.70%

Total property tax-exempt bond financing:	980,308	—	(15,512)	964,796	13.0	4.26%

Total Property Debt on Conventional Portfolio	5,399,909	39,915	(708,450)	4,731,374	10.5	6.00%

Affordable Portfolio:
Fixed rate loans payable	725,008	42,094	(349,720)	417,382	17.7	5.54%
Floating rate loans payable	10,609	8,127	(1,981)	16,755	2.9	4.70%

Total property loans payable:	735,617	50,221	(351,701)	434,137	17.1	5.50%
Fixed rate tax-exempt bonds	76,758	151	(54,506)	22,403	25.6	3.93%
Floating rate tax-exempt bonds	—	—	—	—	—

Total property tax-exempt bond financing:	76,758	151	(54,506)	22,403	25.6	3.93%

Total Property Debt on Affordable Portfolio	812,375	50,372	(406,207)	456,540	17.6	5.43%

Total Property Debt (1)	$6,212,284	$90,287	$(1,114,657)	$5,187,914	11.1	5.95%

Corporate Debt:

Term Loan	$400,000	$—	$—	$400,000	—	6.36%
Credit Facility	42,000	—	—	42,000	—	6.04%

Total Corporate Debt	$442,000	$—	$—	$442,000	—	6.33%

Total Debt	$6,654,284	$90,287	$(1,114,657)	$5,629,914	—	5.98%

(1)	The total consolidated property debt shown above excludes $5.7 million of consolidated property debt, with a weighted average interest rate of 7.65%, classified as liabilities related to assets held for sale on Aimco’s consolidated balance sheet.
II. Debt Maturities
Consolidated Property Debt

				Percent	Average
	Amortization	Maturities	Total	of Total	Rate

Q2 2006	$56,323	$20,328	$76,651	1.2%	7.56%
Q3 2006	57,208	36,347	93,555	1.5%	8.57%
Q4 2006	53,400	224,445	277,845	4.5%	5.95%
Q1 2007	56,359	21,466	77,825	1.3%	6.61%
Q2 2007	57,383	26,100	83,483	1.3%	5.05%
Q3 2007	57,992	141,627	199,619	3.2%	5.68%
Q4 2007	59,050	119,116	178,166	2.9%	6.02%
Q1 2008	42,834	162,564	205,398	3.3%	4.66%
2008 remaining	121,351	224,160	345,511	5.6%	5.35%
2009	160,094	372,053	532,147	8.6%	5.09%
2010	163,642	177,254	340,896	5.5%	6.24%
Thereafter			3,801,188	61.2%

Total Property Debt:			$6,212,284	100.0%

Corporate Debt

				Percent	Average
	Amortization	Maturities	Total	of Total	Rate

2009	$—	$42,000	$42,000	9.5%	6.04%
2011	—	400,000	400,000	90.5%	6.36%

Total Corporate Debt:	$—	$442,000	$442,000	100.0%	6.33%

Supplemental Schedule 5 (Continued)
Selected Debt Structure and Maturity Data
As of March 31, 2006
(in millions)
(unaudited)
III. Loan Closings
FIRST QUARTER LOAN CLOSINGS

	Original	New	Aimco	Aimco	Aimco
	Loan	Loan	Share	Share	Net	Prior	New
Property Loan Type (all non-recourse)	Amount	Amount	Original Loan	New Loan	Proceeds (1)	Rate	Rate

Refinancings:

Fixed Rate	$107.3	$268.5	$103.4	$261.8	$156.5	5.89%	5.56%

Floating Rate	40.1	100.6	35.2	97.9	61.8	7.86%	5.50%

Affordable, Mark-to-Market and Other	2.0	2.6	0.5	0.5	—	7.50%	2.37%

Totals	$149.4	$371.7	$139.1	$360.2	$218.3	6.44%	5.53%

(1)	Aimco net proceeds is after transaction costs and any release of escrow funds.
IV. Capitalization

	September 30, 2005		December 31, 2005		March 31, 2006
	Amount	Percent	Amount	Percent	Amount	Percent

Corporate debt	$632	6%	$617	6%	$442	4%

Property debt (Aimco’s share)	5,195	49%	5,156	49%	5,188	46%

Total Debt	5,827	55%	5,773	55%	5,630	50%

Less: Cash and restricted cash	(405)	-4%	(379)	-4%	(406)	-4%

Net Debt	5,422	51%	5,394	51%	5,224	46%

Preferred equity	1,101	10%	1,101	10%	987	9%

Common equity at market (1)	4,113	39%	4,017	39%	5,041	45%

Total Capitalization	$10,636	100%	$10,512	100%	$11,252	100%

(1)	Common equity at market at March 31, 2006 was calculated using 107.478 million shares of Class A Common Stock and common partnership units outstanding multiplied by the closing price of $46.90 per share/unit on March 31, 2006.
V. Ratings on Senior Unsecured Shelf

Moody’s Investor Service	Ba1 (stable outlook)
Standard and Poors	BB+ (negative outlook)
Fitch	BBB- (negative outlook)

Supplemental Schedule 6(a)
Same Store Sales
First Quarter 2006 Compared to First Quarter 2005
(unaudited) (in thousands, except site and unit data)

					Three Months Ended				Three Months Ended				Change
					March 31, 2006				March 31, 2005				Revenue		Expenses		NOI
	Sites	Units		Ownership	Revenue	Expenses	NOI	Occ %	Revenue	Expenses	NOI	Occ %	Amount	Percent	Amount	Percent	Amount	Percent

California
Bay Area & Sacramento	5	1,291		44%	$1,767	$690	$1,077		$1,655	$677	$978		$112	6.8%	$14	2.0%	$99	10.1%
Los Angeles — Long Beach — Ventura	13	2,953		89%	14,996	4,884	10,113		13,524	4,385	9,138		1,473	10.9%	498	11.4%	974	10.7%
Orange County — Riverside	7	1,651		82%	5,365	1,630	3,734		4,941	1,529	3,412		424	8.6%	102	6.6%	322	9.4%
San Diego	6	2,123		93%	6,491	2,093	4,397		6,292	1,957	4,336		198	3.2%	137	7.0%	61	1.4%

	31	8,018		81.7%	28,619	9,298	19,321	95.8%	26,411	8,547	17,865	94.5%	2,208	8.4%	751	8.8%	1,457	8.2%

Florida
Jacksonville	2	592		100%	1,313	498	815		1,229	467	762		84	6.8%	31	6.6%	53	6.9%
Miami/Fort Lauderdale	10	3,225		84%	9,899	3,950	5,949		8,746	3,721	5,026		1,153	13.2%	229	6.2%	924	18.4%
Orlando — Daytona	21	5,390		93%	12,074	4,949	7,125		10,762	4,640	6,123		1,311	12.2%	309	6.7%	1,002	16.4%
Tampa — St. Petersburg	16	3,983		68%	6,255	2,613	3,642		5,620	2,420	3,200		635	11.3%	193	8.0%	442	13.8%
West Palm Beach — Boca	5	1,505		100%	4,310	1,641	2,669		3,910	1,631	2,279		400	10.2%	11	0.7%	389	17.1%

	54	14,695		85.3%	33,850	13,651	20,200	97.8%	30,268	12,878	17,390	96.6%	3,582	11.8%	772	6.0%	2,810	16.2%

Midwest
Chicago	20	5,708		81%	13,210	6,463	6,748		12,354	5,801	6,553		856	6.9%	661	11.4%	195	3.0%
Cincinnati — Dayton	8	1,659		53%	1,957	1,016	941		1,923	820	1,103		33	1.7%	195	23.8%	(162)	-14.7%
Columbus	9	2,012		72%	2,562	1,571	991		2,247	1,098	1,149		315	14.0%	473	43.0%	(158)	-13.7%
Detroit — Ann Arbor	6	1,665		62%	2,179	1,097	1,082		1,925	1,119	806		254	13.2%	(22)	-2.0%	276	34.3%
Grand Rapids — Lansing	13	4,734		66%	5,700	2,908	2,792		5,447	2,849	2,598		253	4.7%	60	2.1%	194	7.5%
Indianapolis	21	7,047		89%	10,561	4,984	5,577		9,691	5,024	4,667		869	9.0%	(40)	-0.8%	909	19.5%
Minneapolis — St. Paul	4	1,222		80%	3,184	1,603	1,580		3,036	1,507	1,529		147	4.8%	96	6.4%	51	3.3%
Midwest other	12	4,566		76%	6,234	3,002	3,232		5,557	2,834	2,723		677	12.2%	168	5.9%	509	18.7%

	93	28,613		76.2%	45,586	22,643	22,943	94.0%	42,181	21,053	21,128	87.2%	3,405	8.1%	1,591	7.6%	1,814	8.6%

Northeast
Baltimore	10	2,607		92%	7,302	3,232	4,070		6,833	2,923	3,910		469	6.9%	309	10.6%	160	4.1%
New England	16	5,745		100%	19,300	7,712	11,588		18,157	7,372	10,784		1,143	6.3%	339	4.6%	804	7.5%
Philadelphia	12	5,542		87%	15,954	6,791	9,163		14,786	6,340	8,446		1,168	7.9%	451	7.1%	717	8.5%
Washington	18	9,066		90%	26,022	10,143	15,879		24,702	9,484	15,218		1,320	5.3%	659	6.9%	661	4.3%

	56	22,960		92.2%	68,578	27,877	40,700	95.5%	64,477	26,119	38,358	92.9%	4,100	6.4%	1,758	6.7%	2,342	6.1%

Southeast
Atlanta	14	3,994		84%	6,553	3,464	3,089		6,271	3,141	3,131		282	4.5%	323	10.3%	(41)	-1.3%
Savannah/Augusta	5	1,004		87%	1,519	647	871		1,580	634	946		(61)	-3.9%	13	2.1%	(74)	-7.9%
Charlotte — Gastonia	5	1,100		90%	1,472	950	522		1,518	839	679		(46)	-3.1%	111	13.2%	(157)	-23.1%
Columbia/Charleston	7	1,478		75%	2,157	1,078	1,079		1,885	919	966		272	14.4%	159	17.3%	113	11.7%
Nashville	8	2,492		74%	4,042	1,869	2,173		3,739	1,510	2,229		302	8.1%	359	23.8%	(56)	-2.5%
Norfolk	10	3,161		79%	6,695	2,342	4,353		6,205	2,138	4,067		490	7.9%	204	9.5%	286	7.0%
Raleigh — Durham — Chapel Hill	6	1,834		77%	2,353	1,355	997		2,294	1,186	1,108		59	2.6%	169	14.2%	(110)	-10.0%
Richmond — Petersburg	3	744		80%	1,339	463	876		1,236	426	810		103	8.3%	37	8.6%	66	8.2%
Southeast other	12	2,617		81%	3,983	1,944	2,038		3,569	1,841	1,729		413	11.6%	103	5.6%	310	17.9%

	70	18,424		80.2%	30,112	14,112	16,000	90.6%	28,299	12,634	15,664	89.3%	1,813	6.4%	1,478	11.7%	335	2.1%

Texas
Austin — San Marcos	11	2,417		94%	4,271	2,293	1,978		4,013	2,103	1,910		258	6.4%	189	9.0%	69	3.6%
Dallas — Fort Worth	22	5,847		77%	8,243	4,451	3,792		7,435	4,121	3,314		808	10.9%	330	8.0%	478	14.4%
Houston — Galveston	36	9,570		68%	11,786	6,453	5,333		10,502	6,054	4,448		1,284	12.2%	399	6.6%	885	19.9%
San Antonio	9	1,951		91%	3,006	1,445	1,561		2,789	1,400	1,389		217	7.8%	46	3.3%	171	12.3%
Texas other	3	763		65%	885	432	453		819	401	418		66	8.1%	31	7.6%	35	8.5%

	81	20,548		75.6%	28,191	15,073	13,118	94.0%	25,558	14,079	11,479	87.3%	2,633	10.3%	994	7.1%	1,639	14.3%

West
Denver	22	4,813		84%	8,941	3,933	5,008		8,182	3,681	4,501		759	9.3%	252	6.8%	507	11.3%
Phoenix — Mesa	25	6,908		92%	12,231	5,305	6,926		10,728	5,261	5,467		1,503	14.0%	43	0.8%	1,459	26.7%
Salt Lake City — Ogden	4	1,511		86%	2,364	978	1,386		2,195	926	1,269		169	7.7%	52	5.7%	116	9.2%
Seattle	4	468		59%	684	328	356		633	312	321		51	8.0%	17	5.3%	34	10.6%
West other	8	2,296		86%	3,565	1,647	1,917		3,273	1,525	1,748		292	8.9%	122	8.0%	170	9.7%

	63	15,996		87.3%	27,784	12,192	15,593	95.7%	25,012	11,706	13,306	89.0%	2,773	11.1%	486	4.2%	2,287	17.2%

SAME STORE SALES TOTALS	448	129,254	(2)	82.3%	$262,720	$114,846	$147,875	94.5%	$242,206	$107,016	$135,190	90.3%	$20,514	8.5%	$7,830	7.3%	$12,684	9.4%

Reconciliation to total rental and other property revenues and property operating expense per GAAP Income Statement (1)					154,768	86,012	68,755		95,658	56,730	38,928

Total rental and other property revenues and property operating expense per GAAP income statement					$417,488	$200,858	$216,630		$337,864	$163,746	$174,118

(1)	Includes: (i) minority partners’ share of consolidated less Aimco’s share of unconsolidated property revenues and property operating expenses (at current period ownership); (ii) property revenues and property operating expenses related to other consolidated entities; (iii) and elimination and other adjustments made in accordance with GAAP.

(2)	Same Store Effective Units were approximately 106,000 at March 31, 2006.

Supplemental Schedule 6(b)
Same Store Sales
First Quarter 2006 Compared to Fourth Quarter 2005
(unaudited) (in thousands, except site and unit data)

					Three Months Ended				Three Months Ended				Change
					March 31, 2006				December 31, 2005				Revenue		Expenses		NOI
	Sites	Units		Ownership	Revenue	Expenses	NOI	Occ %	Revenue	Expenses	NOI	Occ %	Amount	Percent	Amount	Percent	Amount	Percent

California
Bay Area & Sacramento	5	1,291		44%	$1,767	$690	$1,077		$1,756	$714	$1,042		$11	0.6%	$(24)	-3.3%	$34	3.3%
Los Angeles — Long Beach — Ventura	13	2,953		89%	14,996	4,884	10,113		14,450	5,094	9,356		546	3.8%	(210)	-4.1%	757	8.1%
Orange County — Riverside	7	1,651		82%	5,365	1,630	3,734		5,329	1,653	3,676		35	0.7%	(23)	-1.4%	59	1.6%
San Diego	6	2,123		93%	6,491	2,093	4,397		6,680	2,040	4,640		(189)	-2.8%	53	2.6%	(243)	-5.2%

	31	8,018		81.7%	28,619	9,298	19,321	95.8%	28,216	9,501	18,714	95.5%	403	1.4%	(204)	-2.1%	607	3.2%

Florida
Jacksonville	2	592		100%	1,313	498	815		1,323	523	800		(10)	-0.7%	(25)	-4.7%	15	1.9%
Miami/Fort Lauderdale	10	3,225		84%	9,899	3,950	5,949		9,719	3,873	5,846		180	1.8%	76	2.0%	103	1.8%
Orlando — Daytona	21	5,390		93%	12,074	4,949	7,125		11,791	4,986	6,805		282	2.4%	(37)	-0.7%	319	4.7%
Tampa — St. Petersburg	16	3,983		68%	6,255	2,613	3,642		6,126	2,658	3,467		129	2.1%	(46)	-1.7%	175	5.1%
West Palm Beach — Boca	5	1,505		100%	4,310	1,641	2,669		4,211	1,855	2,356		99	2.4%	(213)	-11.5%	313	13.3%

	54	14,695		85.3%	33,850	13,651	20,200	97.8%	33,169	13,895	19,274	97.7%	681	2.1%	(245)	-1.8%	926	4.8%

Midwest
Chicago	20	5,708		81%	13,210	6,463	6,748		12,956	5,814	7,143		254	2.0%	649	11.2%	(395)	-5.5%
Cincinnati — Dayton	8	1,659		53%	1,957	1,016	941		1,918	988	930		38	2.0%	28	2.8%	11	1.2%
Columbus	9	2,012		72%	2,562	1,571	991		2,391	1,359	1,032		171	7.1%	211	15.5%	(41)	-3.9%
Detroit — Ann Arbor	6	1,665		62%	2,179	1,097	1,082		2,242	1,371	871		(64)	-2.8%	(274)	-20.0%	211	24.2%
Grand Rapids — Lansing	13	4,734		66%	5,700	2,908	2,792		5,765	3,180	2,586		(65)	-1.1%	(271)	-8.5%	206	8.0%
Indianapolis	21	7,047		89%	10,561	4,984	5,577		10,465	5,193	5,271		96	0.9%	(209)	-4.0%	305	5.8%
Minneapolis — St. Paul	4	1,222		80%	3,184	1,603	1,580		3,204	1,105	2,099		(20)	-0.6%	498	45.1%	(519)	-24.7%
Midwest other	12	4,566		76%	6,234	3,002	3,232		6,186	3,046	3,140		48	0.8%	(44)	-1.4%	92	2.9%

	93	28,613		76.2%	45,586	22,643	22,943	94.0%	45,127	22,056	23,072	93.5%	458	1.0%	588	2.7%	(129)	-0.6%

Northeast
Baltimore	10	2,607		92%	7,302	3,232	4,070		7,279	3,030	4,249		23	0.3%	202	6.7%	(179)	-4.2%
New England	16	5,745		100%	19,300	7,712	11,588		19,273	6,775	12,498		27	0.1%	937	13.8%	(909)	-7.3%
Philadelphia	12	5,542		87%	15,954	6,791	9,163		15,754	6,431	9,323		200	1.3%	360	5.6%	(160)	-1.7%
Washington	18	9,066		90%	26,022	10,143	15,879		26,042	9,310	16,732		(20)	-0.1%	833	8.9%	(853)	-5.1%

	56	22,960		92.2%	68,578	27,877	40,700	95.5%	68,348	25,547	42,801	96.0%	230	0.3%	2,331	9.1%	(2,101)	-4.9%

Southeast
Atlanta	14	3,994		84%	6,553	3,464	3,089		6,489	3,638	2,851		65	1.0%	(174)	-4.8%	239	8.4%
Savannah/Augusta	5	1,004		87%	1,519	647	871		1,552	718	834		(34)	-2.2%	(71)	-9.8%	37	4.4%
Charlotte — Gastonia	5	1,100		90%	1,472	950	522		1,473	901	572		(1)	-0.1%	49	5.4%	(50)	-8.7%
Columbia/Charleston	7	1,478		75%	2,157	1,078	1,079		2,141	924	1,217		16	0.8%	155	16.8%	(139)	-11.4%
Nashville	8	2,492		74%	4,042	1,869	2,173		4,015	1,906	2,109		27	0.7%	(37)	-1.9%	63	3.0%
Norfolk	10	3,161		79%	6,695	2,342	4,353		6,507	2,322	4,186		187	2.9%	20	0.9%	167	4.0%
Raleigh — Durham — Chapel Hill	6	1,834		77%	2,353	1,355	997		2,279	1,174	1,105		74	3.2%	181	15.4%	(107)	-9.7%
Richmond — Petersburg	3	744		80%	1,339	463	876		1,327	504	823		12	0.9%	(41)	-8.2%	53	6.4%
Southeast other	12	2,617		81%	3,983	1,944	2,038		4,006	1,975	2,031		(23)	-0.6%	(31)	-1.5%	7	0.3%

	70	18,424		80.2%	30,112	14,112	16,000	90.6%	29,789	14,061	15,729	92.1%	322	1.1%	51	0.4%	271	1.7%

Texas
Austin — San Marcos	11	2,417		94%	4,271	2,293	1,978		4,344	2,308	2,036		(73)	-1.7%	(15)	-0.7%	(58)	-2.8%
Dallas — Fort Worth	22	5,847		77%	8,243	4,451	3,792		8,153	4,423	3,729		90	1.1%	28	0.6%	63	1.7%
Houston — Galveston	36	9,570		68%	11,786	6,453	5,333		11,654	6,543	5,111		132	1.1%	(91)	-1.4%	222	4.4%
San Antonio	9	1,951		91%	3,006	1,445	1,561		3,019	1,569	1,451		(13)	-0.4%	(123)	-7.9%	110	7.6%
Texas other	3	763		65%	885	432	453		862	426	435		24	2.8%	6	1.4%	18	4.1%

	81	20,548		75.6%	28,191	15,073	13,118	94.0%	28,032	15,269	12,762	93.3%	160	0.6%	(196)	-1.3%	356	2.8%

West
Denver	22	4,813		84%	8,941	3,933	5,008		8,840	4,193	4,647		101	1.1%	(259)	-6.2%	361	7.8%
Phoenix — Mesa	25	6,908		92%	12,231	5,305	6,926		11,861	5,526	6,335		370	3.1%	(221)	-4.0%	591	9.3%
Salt Lake City — Ogden	4	1,511		86%	2,364	978	1,386		2,335	1,080	1,256		28	1.2%	(102)	-9.4%	130	10.4%
Seattle	4	468		59%	684	328	356		687	270	416		(2)	-0.4%	58	21.5%	(61)	-14.6%
West other	8	2,296		86%	3,565	1,647	1,917		3,461	1,783	1,678		104	3.0%	(136)	-7.6%	240	14.3%

	63	15,996		87.3%	27,784	12,192	15,593	95.7%	27,184	12,852	14,332	95.0%	601	2.2%	(660)	-5.1%	1,261	8.8%

SAME STORE SALES TOTALS	448	129,254	(2)	82.3%	$262,720	$114,846	$147,875	94.5%	$259,865	$113,181	$146,684	94.5%	$2,855	1.1%	$1,665	1.5%	$1,191	0.8%

Reconciliation to total rental and other property revenues and property operating expense per GAAP Income Statement (1)					154,768	86,012	68,755		110,326	69,523	40,803

Total rental and other property revenues and property operating expense per GAAP Income Statement					$417,488	$200,858	$216,630		$370,191	$182,704	$187,487

(1)	Includes: (i) minority partners’ share of consolidated less Aimco’s share of unconsolidated property revenues and property operating expenses (at current period ownership); (ii) property revenues and property operating expenses related to other consolidated entities; (iii) and elimination and other adjustments made in accordance with GAAP.

(2)	Same Store Effective Units were approximately 106,000 at March 31, 2006.

Supplemental Schedule 7
Selected Portfolio Performance Data
For the Three Months Ended March 31, 2006
(unaudited)
PORTFOLIO SUMMARY
SAME STORE PERFORMANCE

	SAME STORE PORTFOLIO
	CORE	NON-CORE	TOTAL

Rent, average first quarter 2006	$944	$607	$789
Occupancy, average first quarter 2006	95.5%	93.5%	94.5%
Operating Margin	59.7%	49.0%	56.3%
Total number of properties	226	222	448
Total number of units	68,974	60,280	129,254
Effective Units	60,858	45,469	106,327
Percent of total Same Store NOI	72.2%	27.8%	100.0%

1st Quarter 2006 vs 1st Quarter 2005 Change

Revenue	8.1%	9.3%	8.5%
Expenses	7.6%	6.9%	7.3%
NOI	8.4%	11.9%	9.4%

Sequential, 1st Quarter 2006 vs 4th Quarter 2005 Change

Revenue	1.2%	1.0%	1.1%
Expenses	2.9%	-0.9%	1.5%
NOI	0.0%	2.9%	0.8%
TOTAL CONVENTIONAL PORTFOLIO: SUMMARY BY MARKET
SELECTED MARKETS

		For the Three Months Ended March 31, 2006			For the Three Months Ended March 31, 2005
		TOTAL CONVENTIONAL PORTFOLIO			TOTAL CONVENTIONAL PORTFOLIO
Percent of Total Conventional NOI		CORE	NON-CORE	TOTAL	CORE	NON-CORE	TOTAL
Top 20 Markets
1	Washington, D.C.	10.1%	0.0%	10.1%	10.0%	1.2%	11.2%
2	Los Angeles-Long Beach-Ventura	8.9%	0.0%	8.9%	6.9%	0.0%	6.9%
3	New England	6.9%	0.0%	6.9%	6.4%	0.0%	6.4%
4	Philadelphia	6.7%	0.0%	6.7%	5.5%	0.0%	5.5%
5	Miami-Fort Lauderdale	5.2%	0.0%	5.2%	4.7%	0.0%	4.7%
6	Chicago	4.7%	0.3%	5.0%	4.5%	0.3%	4.8%
7	Orlando-Daytona	4.0%	0.3%	4.3%	3.4%	0.6%	4.0%
8	Phoenix-Mesa	2.9%	1.1%	4.0%	2.6%	0.9%	3.5%
9	Indianapolis	0.1%	3.7%	3.8%	0.0%	4.1%	4.1%
10	Houston-Galveston	0.0%	3.2%	3.2%	0.0%	2.6%	2.6%
11	Denver	3.0%	0.2%	3.2%	2.7%	0.1%	2.8%
12	Tampa-St. Petersburg	2.2%	0.6%	2.8%	2.0%	0.8%	2.8%
13	San Diego	2.6%	0.0%	2.6%	2.7%	0.0%	2.7%
14	Norfolk	2.6%	0.0%	2.6%	2.4%	0.3%	2.7%
15	Baltimore	2.4%	0.0%	2.4%	2.3%	0.1%	2.4%
16	Orange County-Riverside	2.4%	0.0%	2.4%	2.3%	0.0%	2.3%
17	Dallas-Fort Worth	0.0%	2.3%	2.3%	0.0%	2.1%	2.1%
18	Atlanta	1.8%	0.2%	2.0%	1.7%	1.0%	2.7%
19	Grand Rapids-Lansing	0.0%	1.7%	1.7%	0.0%	1.5%	1.5%
20	West Palm Beach-Boca Raton	1.6%	0.0%	1.6%	1.4%	0.0%	1.4%

Subtotal Top 20 Markets		68.1%	13.6%	81.7%	61.5%	15.6%	77.1%

All Other Markets (38 in 2006 and 50 in 2005)		6.2%	12.1%	18.3%	6.9%	16.0%	22.9%

Total Conventional NOI		74.3%	25.7%	100.0%	68.4%	31.6%	100.0%

Rent, average first quarter		$975	$609	$813	$882	$624	$754
Occupancy, average first quarter		93.0%	93.5%	93.2%	91.5%	87.7%	89.6%
Total number of properties		272	237	509	271	324	595
Total number of units		82,379	63,472	145,851	82,399	83,219	165,618
Effective Units		71,151	47,859	119,010	70,928	63,708	134,636
Average Home Value*		$289,135	$159,391	$228,469
REIS Growth Rate (4 year weighted average)**		3.4%	2.9%	3.3%
Number of markets		27	31	58

*	Source: Claritas, based on 2005 data

**	Source: REIS, based on Q4 2005 forecasted data

Supplemental Schedule 8
Property Sales and Acquisition Activity
(unaudited)
FIRST QUARTER 2006 PROPERTY SALES ACTIVITY (dollars in millions)

	Number	Number					Aimco	Aimco
	of	of	Gross	FCF (1)	Property	Net Sales (2)	Gross	Net	Average
	Properties	Units	Proceeds	Yield	Debt	Proceeds	Proceeds	Proceeds	Rent

Conventional (non-core) (3)	17	4,792	$243	6.5%	$112	$113	$186	$92	$646

Conventional (core) (4)	—	562	151	3.8%	76	71	149	76	1,668

Affordable	5	668	20	7.7%	15	4	14	4	551

Total Dispositions	22	6,022	$414	6.6%	$203	$188	$349	$172	$634

(1)	Free Cash Flow (FCF) includes a $500 per unit deduction for capital replacements and is before debt service. FCF Yield is calculated as the FCF earned by the properties during the 12 months prior to their sale divided by the sales price

(2)	Net Sales Proceeds are after repayment of existing debt, net working capital settlements and payment of transaction costs

(3)	Includes the sale of three university communities with 810 units

(4)	Represents the sale of the South Tower of the Flamingo South Beach property with 562 units; Aimco net proceeds include a $5 million for a non-refundable option to purchase the North and Central Towers
FIRST QUARTER 2006 ACQUISITION ACTIVITY
During the three months ended March 31, 2006, we acquired additional partnership interests for $0.4 million.

Supplemental Schedule 9
Capital Expenditures
For the Three Months Ended March 31, 2006
(in thousands, except per unit data)
(unaudited)
     All capital spending is classified as either Capital Replacements (“CR”), Capital Improvements (“CI”), casualties or redevelopment. Non-redevelopment and non-casualty capitalizable expenditures are apportioned between CR and CI based on the useful life of the capital item under consideration and the period Aimco has owned the property (i.e., the portion that was consumed during Aimco’s ownership of the item represents CR; the portion of the item that was consumed prior to Aimco’s ownership represents CI). See the Glossary for further descriptions.
     The table below details Aimco’s share of actual spending, on both consolidated and unconsolidated real estate partnerships, for Capital Replacements, Capital Improvements, casualties and redevelopment for the three months ended March 31,2006. Per unit numbers are based on approximately 139,191 average units in the quarter including 123,897 conventional and 15,294 affordable units. Average units are weighted for the period and represent Effective Units excluding non-managed units. (1)

Capital Replacements Detail:	Actual Amount	Per Unit

Building and grounds	$4,874	$35

Turnover related	8,284	60

Capitalized site payroll and indirect costs	3,062	22

Total Aimco’s share of Capital Replacements	$16,220	$117

Capital Replacements:
Conventional	$14,682	$119
Affordable	1,538	101

Total Aimco’s share of Capital Replacements	16,220	$117

Capital Improvements:
Conventional	17,814	$144
Affordable	3,937	257

Total Aimco’s share of Capital Improvements	21,751	$156

Casualties:
Conventional	12,096
Affordable	457

Total Aimco’s share of Casualties	12,553

Redevelopment (see Schedule 10 for further project details):
Conventional	29,782
Affordable	1,099

Total Aimco’s share of Redevelopment	30,881

Total Aimco’s share of Capital Expenditures	81,405

Plus minority partners’ share of consolidated spending	31,885
Less Aimco’s share of unconsolidated spending	(687)

Capital expenditures per Consolidated Statement of Cash Flows	$112,603

(1)	Average units calculated pro rata for the quarter based on acquisition and disposition timing

Supplemental Schedule 10
Summary of Redevelopment Activity
For the Three Months Ended March 31, 2006
(dollars in millions)
(unaudited)

			Project Expenditures
		Total	Total				Targeted	Aimco
	Number of	Property	Projected	Inception to	Year to Date	Year to Date	Return on	Average
	Properties	Units	100%	Date 100%	100%	AIV%	Investment	Ownership (3)
CONVENTIONAL REDEVELOPMENT PROPERTIES
ACTIVE REDEVELOPMENT PROJECTS (2)
Active redevelopment projects at 1/1/06	21	10,276	$144.9	$86.6	$21.2	$18.8	7%	89%
Projects completed during the period	—	—	—	—	—	—	n/a	n/a
New redevelopment projects started during period	1	1,222	91.8	4.9	1.4	0.9	8%	69%

Active redevelopment projects at 3/31/06	22	11,498	236.7	91.5	22.6	19.7	7%	88%
Entitlement projects (1)	3	3,940	—	47.1	6.4	6.3	n/a	99%
Pre-construction and other activities (2)					5.4	3.8	n/a	68%

TOTAL CONVENTIONAL					34.4	29.8	n/a	87%

AFFORDABLE REDEVELOPMENT PROPERTIES
ACTIVE REDEVELOPMENT PROJECTS
Affordable projects (4)	22	3,488	148.5	104.6	17.2	0.4	n/a	2%
Pre-construction and other activities (2)					0.9	0.7	n/a	83%

TOTAL AFFORDABLE					18.1	1.1	n/a	6%

TOTAL REDEVELOPMENT EXPENDITURES					$52.5	$30.9	n/a	59%

(1)	Entitlement projects consist of Lincoln Place (CA), Treetops (CA) and Springhill Lake (MD). Lincoln Place and Treetops are predominantly vacant and have December 31, 2005 book values of approximately $161 million and $73 million, respectively.

(2)	Pre-construction and other activities include consulting, legal, and capitalized labor costs, as well as some physical construction work.

(3)	Weighted average ownership at the time of the expenditures.

(4)	Low-income housing tax credit projects account for approximately 97% of first quarter 2006 Affordable project expenditures.

Supplemental Schedule 11
Apartment Unit Summary
As of March 31, 2006
(unaudited)

	Number of	Number of	Effective	Average
	Properties	Units	Units	Ownership
Conventional Real Estate Portfolio:

Wholly-owned Consolidated Core Properties	162	46,670	46,670	100%
Partially-owned Consolidated Core Properties	102	33,473	23,778	71%
Partially-owned Unconsolidated Core Properties	8	2,236	703	31%

Sub-total Core Properties	272	82,379	71,151	86%

Wholly-owned Consolidated Non-Core Properties	124	35,082	35,082	100%
Partially-owned Consolidated Non-Core Properties	110	27,590	12,501	45%
Partially-owned Unconsolidated Non-Core Properties	3	800	276	35%

Sub-total Non-Core Properties	237	63,472	47,859	75%

Total	509	145,851	119,010	82%

Aimco Capital Real Estate Portfolio:

Wholly-owned Consolidated Properties	67	8,265	8,265	100%
Partially-owned Consolidated Properties	183	21,233	6,213	29%
Partially-owned Unconsolidated Properties	100	11,877	1,575	13%

Total	350	41,375	16,053	39%

Total Owned Real Estate Portfolio:

Wholly-owned Consolidated Properties	353	90,017	90,017	100%
Partially-owned Consolidated Properties	395	82,296	42,492	52%
Partially-owned Unconsolidated Properties	111	14,913	2,554	17%

Total	859	187,226	135,063	72%

Management Contracts:
Property Managed for Third Parties	51	5,607
Asset-managed	427	41,065

Total	478	46,672

Total Portfolio	1,337	233,898

GLOSSARY OF NON-GAAP FINANCIAL AND OPERATING MEASURES: Financial and operating measures found in the Earnings Release and Supplemental Information include certain financial measures used by Aimco management that are not calculated in accordance with generally accepted accounting principles, or GAAP. These measures are defined below and, where appropriate, reconciled on the accompanying Supplemental Schedules to the most comparable GAAP measures.
ACQUISITION PROPERTIES: Consolidated properties owned less than one year as of the beginning of the most recent quarter.
AFFORDABLE PROPERTIES: Affordable properties benefit from government programs designed to pay rental income on behalf of people with low or moderate incomes and includes properties that were owned for all periods presented.
ADJUSTED FUNDS FROM OPERATIONS (AFFO): AFFO is FFO (diluted) less Capital Replacement expenditures, plus non-cash charges for redemption related preferred stock issuance costs and impairment losses, all of which are adjusted for the Aimco operating partnership’s share (AIMCO Properties, L.P.). Similar to FFO, AFFO is helpful to investors in understanding Aimco’s performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciating assets such as machinery, computers or other personal property. Please see Supplemental Schedule 1 for AFFO data reconciled to net income as determined in accordance with GAAP.
CAPITAL IMPROVEMENTS (CI): CI expenditures include all non-redevelopment capital expenditures that are made to enhance the value, profitability or useful life of an asset from its original purchase condition. This category combines certain of Aimco’s prior capital expenditure categories. This new classification, along with Capital Replacements, is intended to be simpler to apply, allow more discrete differentiation between categories, facilitate sound economic decisions, and assist investors and analysts in better understanding capital spending. CI expenditures are a component of capital expenditures in the GAAP Statement of Cash Flows.
CAPITAL REPLACEMENTS (CR): CR expenditures do not increase the value, profitability or useful life of an asset from its original purchase condition. They represent the share of expenditures that are deemed to replace the consumed portion of acquired capital assets. CR expenditures are deducted in the calculation of AFFO and FCF. Please refer to Schedule 9 for further detail. CR expenditures are a component of Capital expenditures in the GAAP Statement of Cash Flows.
CASUALTY CAPITAL EXPENDITURES: Casualty capital expenditures represent capitalized costs incurred in connection with casualty losses and are associated with the restoration of the asset. A portion of the restoration costs is reimbursed by insurance carriers based on deductibles associated with each loss.
CORE PROPERTIES: Conventional properties located in selected markets that Aimco intends to hold and improve over the long-term.
EFFECTIVE UNITS: Unit count at 100% ownership multiplied by Aimco’s ownership share.
FREE CASH FLOW (FCF): FCF is net operating income from real estate minus CR spending. FCF also includes cash flows generated from the investment management business, interest income, general and administrative expenses, provision for or recovery of losses on notes receivable and other expenses (income), net incurred by Aimco. FCF measures profitability of operations and is prior to the cost of capital.
Because Aimco has substantial unconsolidated real estate interests, it is useful for management and investors to understand, in addition to consolidated cash flows, cash flows related to Aimco’s unconsolidated real estate holdings. Please see Supplemental Schedule 2 for FCF data reconciled to net income as determined in accordance with GAAP.
FUNDS FROM OPERATIONS (FFO): FFO is a commonly used measure of REIT performance defined by the National Association of Real Estate Investment Trusts (NAREIT) as net income, computed in accordance with GAAP, excluding gains from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. Aimco computes FFO for all periods presented in accordance with the guidance set forth by NAREIT’s April 1, 2002 White Paper. Aimco calculates FFO (diluted) by subtracting redemption related preferred stock issuance costs and dividends on preferred stock and adding back dividends/ distributions on dilutive preferred securities. FFO is helpful to investors in understanding Aimco’s performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciating assets such as machinery, computers or other personal property. There can be no assurance that Aimco’s method for computing FFO is comparable with that of other real estate investment trusts.
Please see Supplemental Schedule 1 for FFO data reconciled to net income as determined in accordance with GAAP.
NON-CORE PROPERTIES: Properties located in markets that are not considered selected markets or in less favored locations within selected markets, which Aimco intends to hold for the intermediate term.
OTHER EXPENSES (INCOME), NET: Other expenses (income), net includes tax provision/benefit, franchise taxes, risk management activities related to our unconsolidated partnerships and partnership expenses (partnership level expenses incurred directly or indirectly for services such as audit, tax and legal.)
OTHER PROPERTIES: Properties that are not multi-family such as commercial properties or fitness facilities.
REDEVELOPMENT PROPERTIES: Properties where (1) a substantial number of available units have been vacated for major renovations or have not been stabilized in occupancy for at least one year as of the earliest period presented, or (2) other significant renovation, such as exteriors, common areas or unit improvements (done upon lease expirations), is underway or has been complete for less than one year, as of the earliest period presented. In both cases the properties have been removed from the Same Store portfolio.
SAME STORE: Same Store is used commonly to describe Conventional properties managed by Aimco, in which Aimco’s ownership exceeds 10% and that have reached a stabilized level of occupancy during both the current and comparable prior year period. Properties classified as held for sale are not included in Same Store. These results measure operating performance without variations caused by investment transactions. Aimco provides data for consolidated Same Store properties as well as its proportionate share of consolidated and unconsolidated Same Store properties. To ensure comparability, the information for all periods shown is based on current period ownership. Please see Supplemental Schedules 6a through 6c for Same Store data reconciled to rental and other property revenues and property operating expense as determined in accordance with GAAP.